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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report on the financial statements of Grey Wolf Drilling Company and to all other references to our Firm included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP
                                          ARTHUR ANDERSEN LLP

Houston, Texas

June 4, 1997